SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006 (May 18, 2006)

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 (a) On May 22, 2006, we issued a press release announcing that we received a notification from the Nasdaq Listing Qualifications Department on May 18, 2006  that we are not in compliance with the requirements of Nasdaq Marketplace Rule 4310(c)(2)(B) and are subject to delisting from The Nasdaq Capital Market. Nadsaq Marketplace Rule 4310(c)(2)(B) requires us to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. As of March 31, 2006, our stockholders’ equity was approximately $1,657,000, and we have reported net losses from continuing operations in each of the last three most recently completed fiscal years. In addition, as of May 19, 2006, the market value of our common stock was approximately $6,271,130 based on 7,046,213 shares outstanding and a closing price of $0.89 per share.

The Nasdaq Listing Qualifications Department is currently reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market. To facilitate this review, on or before June 2, 2006, we must provide a plan to achieve and sustain compliance with all Nasdaq Capital Market listing requirements, including the time frame for completion of the plan. We intend to submit our plan on or before such date and to explore reasonable avenues to preserve our Nasdaq listing. However, we cannot assure you that our plan will be acceptable to Nasdaq, that we will be able to regain compliance with Nasdaq listing requirements despite our efforts or that we will be able to meet all of Nasdaq’s continued listing requirements in the future. If our common stock is delisted from Nasdaq, it would likely trade in a less efficient market such as the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. As a result, itmay become subject to the “penny stock” rules adopted by the SEC which impose additional sales price requirements on broker dealers who sell our shares. Consequently, the delisting of our common stock may adversely impact our stock price, the liquidity of our common stock and our general business reputation.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 — Press release issued by Intrusion Inc. on May 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: May 22, 2006	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Intrusion Inc. on May 22, 2006.